EXHIBIT 10.2


                        STOCK PURCHASE AND SALE AGREEMENT


    THIS STOCK PURCHASE AND SALE AGREEMENT (this "AGREEMENT"), is made and entered into this 20th day of November 1995, by and between ALPNET, INC. whose address is 4444 South 700 East, Suite 204, Salt Lake City, Utah, 84107-3075, USA ("ALPNET" or the "SELLER"), and JAAP VAN DER MEER of Oosteinde No. 9, 1483 AB De Rijp, The Netherlands, (the "PURCHASER").


                                R E C I T A L S:

    WHEREAS, Purchaser desires to purchase US$200,000 worth of Seller's restricted common stock at a purchase price of $0.34375 per share solely for investment purposes in reliance on Regulation D promulgated under the Securities Act of 1933 (the "ACT"); and

    WHEREAS, in connection with the acquisition of ALPNET restricted common stock by Purchaser, Seller desires to grant Purchaser an option to purchase an additional 500,000 shares of Seller's restricted common stock (collectively, the "OPTION SHARES"); and

    WHEREAS, Purchaser and Seller have entered into a Heads of Agreement dated 29 September 1995 with regard to these transactions which is being superseded by this Agreement and its Exhibits; and

    WHEREAS, the parties desire to set forth herein the terms and conditions governing the purchase and sale of ALPNET restricted common stock and the Option Shares.


                               A G R E E M E N T:

    NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. SALE AND DELIVERY OF SHARES AND PAYMENT THEREFOR. Seller hereby sells, assigns, transfers and herewith delivers to Purchaser Five Hundred Eighty-One Thousand Eight Hundred and Eighteen (581,818) restricted common shares of ALPNET (collectively, the "PURCHASED SHARES"). In exchange and as payment in full for the Purchased Shares and against delivery thereof, Purchaser shall pay to Seller the sum of One Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine and 94/100ths Dollars (US$199,999.94), payable in cash or by cashier's or other funds acceptable to Seller.

    2.  REPRESENTATIONS AND WARRANTIES OF SELLER.   Seller hereby represents and
warrants to Purchaser as follows:

       2.1. OWNERSHIP OF PURCHASED SHARES. Seller owns and holds beneficially and of record the Purchased Shares and has good and marketable title to said Purchased Shares free and clear of all liens, pledges and encumbrances of any kind whatsoever.

       2.2. AUTHORIZATION. Seller has the absolute right, power, authority and capacity to enter into and perform this Agreement in accordance with its terms and to assign, transfer and deliver the record, legal and beneficial ownership of the Purchased Shares to the Purchaser as provided in this Agreement without any other or further authorization, action or proceeding.

       2.3. EXECUTION. The execution and performance of this Agreement by Seller will not violate, or result in a breach of, or constitute a default under any agreement, instrument, judgment, order or decree to which Seller is a party or to which Seller may be subject, nor will such execution or performance constitute a violation of any fiduciary duty to which Seller is subject.

       2.4. CAPITALIZATION. ALPNET's authorized capitalization consists of (i) 40,000,000 shares of common stock, no par value per share, of which 15,562,223 shares are issued and outstanding, 1,200,000 shares of which are reserved for issuance under ALPNET's stock option plans, and (ii) 2,000,000 shares of convertible preferred stock, no par value per share, of which 1,131,007 shares are issued and outstanding, which are convertible into 7,422,597 shares of common stock.

    3.  REPRESENTATIONS   AND  WARRANTIES   OF  PURCHASER.     Purchaser  hereby
represents and warrants to Seller as follows:

       3.1. INVESTMENT INTENT. The Purchased Shares being acquired by Purchaser hereunder from Seller are for investment and not with a view to or for sale in connection with any distribution of the Purchased Shares, and Purchaser will sign and deliver to Seller, upon Seller's demand, an "investment letter" at such time and in such form and content as may be acceptable to Seller or Seller's counsel.

       3.2. RESTRICTED NATURE OF PURCHASED SHARES. Purchaser acknowledges that the Purchased Shares are "restricted" securities, as defined by the U.S. Securities Act of 1933, as amended, and the certificates evidencing the Purchased Shares being sold to Purchaser shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and their sale, pledge or other transfer is subject to the provisions of said Act. The shares represented by this certificate are taken subject to the restrictions on transferability specified in said Act, and no transfer of such shares shall be valid or effective until such conditions have been fulfilled and registration of such shares has been effectuated, or in the opinion of counsel of the issuer thereof, such registration is not required."

       3.3. ACCESS TO INFORMATION. Purchaser hereby acknowledges that Seller has made no representations except as expressly set forth in paragraph 2 of this Agreement and that Purchaser has had free access to the books and records (financial and otherwise) of ALPNET. Further, Purchaser acknowledges that he has been given access to the same kind of information as, to the best of his knowledge, would be furnished in a Registration Statement under the U.S. Securities Act of 1933, as amended, and that he currently has access to such additional information as he deems necessary to verify the accuracy of such information.

       3.4. AUTHORIZATION. Purchaser has the absolute right, power and authority and capacity to enter into and perform this Agreement in accordance with its terms without any other or further authorization, action or proceeding.

    4. DEFAULT. In the event that any of the following occur, the non-defaulting party shall be entitled to terminate this Agreement and to pursue any and all legal rights and remedies which it may have against the defaulting party:

       4.1. Any written representation, warranty or statement made by either party hereto, or any written statement, report or document which is required to be furnished to either party hereunder, is materially false or misleading; or

       4.2. Failure of either party to comply with any or all terms of this Agreement, provided that such failure has continued for thirty (30) days following receipt by the other party of written notice specifying with particularity such failure and requesting the defaulting party to cure such failure.

    5. STOCK OPTIONS. In conjunction with the acquisition of the Purchased Shares and the employment of Purchaser by Seller, Seller hereby grants to Purchaser an option (the "OPTION") to purchase 500,000 shares of Seller's unissued but authorized restricted common stock, no par value (the "OPTION SHARES"), on the terms and conditions that are set forth in this Agreement.

       5.1. VESTING OF OPTION. The Option shall vest and become exercisable immediately upon execution of this Agreement.

       5.2. EXERCISE PRICE. The exercise price of the Option Shares shall be US$0.34375 per share.

       5.3. RIGHT TO EXERCISE; EXPIRATION OF OPTION. Purchaser has the right to exercise the Option only while Purchaser is an employee, officer or director of Seller. Any portion of the Option which has not been exercised by Purchaser will expire on 1 September 2000, unless sooner terminated by the terms of this Agreement.

       5.4. METHOD OF EXERCISE. The Option shall be exercisable by a written notice which shall:

                              5.4.1.  State the election to exercise the Option,
    the number of shares in respect of which it is being exercised, and Purchaser's current address and Social Security Number (if applicable);

                              5.4.2.  Contain    such     representations    and
    agreements as to Purchaser's investment intent with respect to such shares as may be satisfactory to Seller's counsel; and

                              5.4.3.  Be signed by Purchaser.

       5.5. PAYMENT OF EXERCISE PRICE. Payment of the exercise price of any shares with respect to which the Option is being exercised shall be paid in full in United States dollars or by certified funds and shall be delivered with the notice of exercise; provided, however, that at the discretion of Purchaser, the exercise price may be paid in full or in part with stock of ALPNET valued at fair market value as of the date of exercise of the Option. The Shares shall be issued upon payment in full therefor. Until the issuance of the stock certificates, no rights as a shareholder shall exist with respect to Option Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificate is issued.

       5.6. RESTRICTIONS ON EXERCISE AND SHARES. As a condition to his exercise of the Option, Seller may require Purchaser to make such representations and warranties to Seller as may be required by applicable law or regulation. Purchaser acknowledges and understands that the shares issued pursuant to the exercise of the Option will be restricted or legend securities and will be so marked and identified.

       5.7. NON-TRANSFERABILITY OF OPTION. The Option may not be transferred by Purchaser and may be exercised during the lifetime of Purchaser only by him and only while he is an employee, officer, director or independent contractor of ALPNET, except that if his employment or position terminates by reason of his death, to the extent that the Option remains unexercised on the date of Purchaser's death, such unexercised option of the Option may be exercised within six (6) months after the death of Purchaser, but in no event later than 1 September 2000, by, and only by, the person or persons to whom his rights under the Option shall have passed by Will or by the laws of descent and distribution.

    6.  GENERAL PROVISIONS.   The following provisions  are also integral  parts
of this Agreement:

       6.1. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the successors, heirs and assigns of the respective parties hereto.

       6.2. CAPTIONS. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to define, limit, extend, describe or affect in any want the meaning, scope or interpretation of any of the terms or provisions of this Agreement or the intent hereof.

       6.3. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the parties and supersedes all prior agreements, representations or understandings between the parties relating to the subject matter hereof. All preceding agreements relating to the subject matter hereof, whether written or oral, are hereby merged into this Agreement.

       6.4. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures upon any counterpart were upon the same instrument, and all signed counterparts shall be deemed to be one original.

       6.5. SEVERABILITY. The provisions of this Agreement are severable, and should any provision hereof be void, voidable, unenforceable or invalid, such void, voidable, unenforceable or invalid provisions shall not affect any other provision of this Agreement.

       6.6. WAIVER OF BREACH. Any waiver by either party hereto of any breach of any kind or character whatsoever by the other party, whether such be direct or implied, shall not be construed as a continuing waiver of or consent to any subsequent breach of this Agreement on the part of the other party.

       6.7.  CUMULATIVE REMEDIES.   The several rights and remedies herein shall
be construed as cumulative and none of them shall be exclusive of, or in lieu of limitation of, any other right, remedy, or priority allowed by law.

       6.8.  AMENDMENT.   This Agreement may not be modified except by a written
instrument signed by the parties hereto.

       6.9.  TIME OF ESSENCE.   The parties agree that time is of the essence in
the performance of all duties herein.

       6.10.  INTERPRETATION.   This Agreement shall  be interpreted,  construed
and enforced in accordance with the laws of the State of Utah, except as federal law may apply.

       6.11. ATTORNEY'S FEES. In the event any action or proceeding is brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs, with or without suit or before or after judgment.

       6.12.  NOTICES.   All notices required or permitted to be given hereunder
shall be duly given if, and as of, delivered or mailed by registered or certified mail, postage prepaid, addressed to the following:

                              If to Seller, to:

                                 ALPNET, INC.
                                 4444 South 700 East, Suite 204
                                 Salt Lake City, Utah 84107-3075
                                 USA
                                 Attn: D. Kerry Stubbs

                              If to Purchaser, to:

                                 JAAP VAN DER MEER
                                 Oosteinde No. 9
                                 1483 AB De Rijp
                                 The Netherlands

Either party shall have the right to specify in writing in the manner above provided another address to which subsequent notices shall be given.

       6.13. SECURITIES LAWS. The transactions herein contemplated and the purchase of the Purchased Shares constitutes an offer or sale of securities under United States federal and state securities laws, and this transaction shall be consummated with reliance upon exemption from registration or any prospectus or delivery requirements of Section 5 of the Securities Act of 1933 and reliance upon exemption from state securities laws.

       6.14. REASONABLE DOCUMENTATION. Each party hereby agrees to furnish the other with such other documents, agreements and undertakings as may be reasonably required to effectuate the intent of this Agreement.

       6.15.  SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES.    The  respective
obligations of the parties hereto, and all representations and warranties made by the parties herein, shall survive the execution of this Agreement.

    DATED EFFECTIVE the day, month and year first above written.

                                   SELLER:

                                   ALPNET, INC., a Utah corporation
                                   By:  \s\ Thomas F. Seal
                                        THOMAS F. SEAL
                                        Its President



                                   PURCHASER:

                                        \s\ Jaap van der Meer
                                        JAAP VAN DER MEER